UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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CAREMARK RX, INC.

(Name of Registrant as Specified In Its Charter)

EXPRESS SCRIPTS, INC.
KEW CORP.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXHIBIT INDEX

Exhibit No

99.1	Express Scripts Letter to Caremark Rx, Inc. Stockholders, dated February 12, 2007

99.2	Express Scripts Advertisement published in the Wall Street Journal on February 13, 2007

99.3	Express Scripts Press Release, dated February 13, 2007

February 12, 2007
PROTECT YOUR CAREMARK INVESTMENT VOTE AGAINST THE
PROPOSED CVS MERGER TODAY
Dear Caremark Stockholder:
     Caremark’s February 20th special meeting of stockholders is rapidly approaching, and your vote is important, no matter how many, or how few, shares you own. We urge you to protect your investment by signing, dating and returning the GOLD proxy card today to vote AGAINST the proposed CVS transaction.
FOUR INDEPENDENT PROXY ADVISORY FIRMS
RECOMMEND REJECTION OF CVS PROPOSAL
     As you make your final determination regarding your investment in Caremark, we strongly urge you to join with four of the nation’s leading independent proxy advisory firms, Institutional Shareholder Services (ISS), CtW Investment Group (CtW), Glass Lewis & Co. and Egan-Jones, who have recommended Caremark stockholders vote AGAINST the proposed acquisition by CVS at the upcoming special meeting of stockholders.
     The voting analyses from these firms are relied upon by hundreds of major institutional investors, mutual funds, pension plans and other fiduciaries.
In its M&A Insight Analysis, ISS stated*:
“Based on the risky strategic rationale, the nil-premium offer price, the initial poor market reaction...we cannot fathom why the CMX board did not...commence non-binding negotiations with ESRX after it had submitted its unsolicited offer.”
“...we conclude that the alternative ESRX proposal could potentially lead to a ‘superior proposal’ that may provide better value for CMX shareholders. Given the deal was initially struck at a nil-premium, there is limited downside for CMX shareholders if the CVS deal does not go through.”
“Shareholders can hardly be blamed for being somewhat skeptical [about the CVS-CMX transaction].”
“Historically, mergers of PBMs appear to have a positive track record.”
In its analysis, CtW stated*:
“Despite Express Scripts’ interest in merging with Caremark, and the market’s positive reaction to its rival merger proposal, Caremark’s board has repeatedly rejected Express Scripts’ entreaties, and has refused to allow Express Scripts to perform due diligence even as it has publicly criticized Express Scripts’ bid for being contingent upon due diligence. As puzzling as the decision to accept the CVS offer was, it is even more difficult to understand the Caremark board’s steadfast allegiance to the CVS agreement...”
“...in talking with industry experts, we found little consensus regarding the merits of a vertical, PBM-pharmacy merger. While the benefits of a horizontal combination-such as that proposed by Express Scripts-are readily apparent, the benefits of a vertical merger appear more speculative.”

In its analysis, Glass Lewis stated*:
“We recommend that shareholders reject the current transaction with CVS...we believe it is in the best interest of Caremark shareholders to vote against the proposed CVS agreement in order to pursue a new process that can yield a better combination of short-term value and long-term strategic merit.”
     We believe that ISS, CtW, Glass Lewis and Egan-Jones clearly recognize that the proposed acquisition of Caremark by CVS is not in the best interests of Caremark stockholders.
PROTECT YOUR RIGHT TO RECEIVE
SUPERIOR VALUE FOR YOUR CAREMARK SHARES
     We believe that you will realize greater value by rejecting the CVS proposal. The Express Scripts offer provides superior value and the advantages of an Express Scripts-Caremark combination are strategically and financially compelling. We are offering Caremark stockholders a superior currency and greater certainty of value than CVS, and we have taken a number of tangible and important steps to consummate a transaction. We are confident we will deliver superior value to our respective stockholders, plan sponsors and patients.
     We urge you to VOTE the GOLD Proxy Card TODAY AGAINST the Caremark Board’s proposal to adopt the plan of merger with CVS. Send a message to the Caremark Board that it must engage in a discussion with us about our clearly superior offer.
     We strongly recommend that you reject the CVS proposal.

Sincerely,

George Paz
President, Chief Executive Officer
and Chairman of the Board
If you have any questions or need assistance in voting the enclosed GOLD proxy card
AGAINST the proposed Caremark/CVS merger, please contact our proxy advisor
105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885

*Permission to use quotations was neither sought nor obtained.
Safe Harbor Statement
     This letter contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements include but are not limited to:
•	uncertainties associated with our acquisitions, which include integration risks and costs, uncertainties associated with client retention and repricing of client contracts, and uncertainties associated with the operations of acquired businesses

•	costs and uncertainties of adverse results in litigation, including a number of pending class action cases that challenge certain of our business practices

•	investigations of certain PBM practices and pharmaceutical pricing, marketing and distribution practices currently being conducted by the U.S. Attorney offices in Philadelphia and Boston, and by other regulatory agencies including the Department of Labor, and various state attorneys general

•	changes in average wholesale prices (“AWP”), which could reduce prices and margins, including the impact of a proposed settlement in a class action case involving First DataBank, an AWP reporting service

•	uncertainties regarding the implementation of the Medicare Part D prescription drug benefit, including the financial impact to us to the extent that we participate in the program on a risk-bearing basis, uncertainties of client or member losses to other providers under Medicare Part D, and increased regulatory risk

•	uncertainties associated with U.S. Centers for Medicare & Medicaid’s (“CMS”) implementation of the Medicare Part B Competitive Acquisition Program (“CAP”), including the potential loss of clients/revenues to providers choosing to participate in the CAP

•	our ability to maintain growth rates, or to control operating or capital costs

•	continued pressure on margins resulting from client demands for lower prices, enhanced service offerings and/or higher service levels, and the possible termination of, or unfavorable modification to, contracts with key clients or providers

•	competition in the PBM and specialty pharmacy industries, and our ability to consummate contract negotiations with prospective clients, as well as competition from new competitors offering services that may in whole or in part replace services that we now provide to our customers

•	results in regulatory matters, the adoption of new legislation or regulations (including increased costs associated with compliance with new laws and regulations), more aggressive enforcement of existing legislation or regulations, or a change in the interpretation of existing legislation or regulations

•	increased compliance relating to our contracts with the DoD TRICARE Management Activity and various state governments and agencies

•	the possible loss, or adverse modification of the terms, of relationships with pharmaceutical manufacturers, or changes in pricing, discount or other practices of pharmaceutical manufacturers or interruption of the supply of any pharmaceutical products

•	the possible loss, or adverse modification of the terms, of contracts with pharmacies in our retail pharmacy network

•	the use and protection of the intellectual property we use in our business

•	our leverage and debt service obligations, including the effect of certain covenants in our borrowing agreements

•	our ability to continue to develop new products, services and delivery channels

•	general developments in the health care industry, including the impact of increases in health care costs, changes in drug utilization and cost patterns and introductions of new drugs

•	increase in credit risk relative to our clients due to adverse economic trends

•	our ability to attract and retain qualified personnel

•	other risks described from time to time in our filings with the SEC
Risks and uncertainties relating to the proposed transaction that may impact forward-looking statements include but are not limited to:
•	Express Scripts and Caremark may not enter into any definitive agreement with respect to the proposed transaction

•	required regulatory approvals may not be obtained in a timely manner, if at all

•	the proposed transaction may not be consummated

•	anticipated benefits of the proposed transaction may not be realized

•	the integration of Caremark’s operations with Express Scripts may be materially delayed or may be more costly or difficult than expected

•	the proposed transaction would materially increase leverage and debt service obligations, including the effect of certain covenants in any new borrowing agreements.
We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Important Information
Express Scripts has filed a proxy statement in connection with Caremark’s special meeting of stockholders at which the Caremark stockholders will consider the CVS Merger Agreement and matters in connection therewith. Express Scripts stockholders are strongly advised to read that proxy statement and the accompanying form of GOLD proxy card, as they contain important information. Express Scripts also intends to file a proxy statement in connection with Caremark’s annual meeting of stockholders at which the Caremark stockholders will vote on the election of directors to the board of directors of Caremark. Express Scripts stockholders are strongly advised to read this proxy statement and the accompanying proxy card when they become available, as each will contain important information. Stockholders may obtain each proxy statement, proxy card and any amendments or supplements thereto which are or will be filed with the Securities and Exchange Commission (“SEC”) free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.
In addition, this material is not a substitute for the prospectus/offer to exchange and registration statement that Express Scripts has filed with the SEC regarding its exchange offer for all of the outstanding shares of common stock of Caremark. Investors and security holders are urged to read these documents, all other applicable documents, and any amendments or supplements thereto when they become available, because each contains or will contain important information. Such documents are or will be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.
Express Scripts and its directors, executive officers and other employees may be deemed to be participants in any solicitation of Express Scripts or Caremark shareholders in connection with the proposed transaction. Information about Express Scripts’ directors and executive officers is available in Express Scripts’ proxy statement, dated April 18, 2006, filed in connection with its 2006 annual meeting of stockholders. Additional information about the interests of potential participants is included in the proxy statement filed in connection with Caremark’s special meeting to approve the proposed merger with CVS and will be included in any proxy statement regarding the proposed transaction. We have also filed additional information regarding our solicitation of stockholders with respect to Caremark’s annual meeting on a Schedule 14A pursuant to Rule 14a-12 on January 9, 2007.

FOR IMMEDIATE RELEASE

Investor Contacts:	Media Contacts:
Edward Stiften,Chief Financial Officer	Steve Littlejohn, Vice President, Public Affairs
David Myers, Vice President, Investor Relations	(314) 702-7556
(314) 702-7173

Steve Balet / Laurie Connell	Joele Frank / Steve Frankel
MacKenzie Partners, Inc.	Joele Frank, Wilkinson Brimmer Katcher
(212) 929-5500	(212) 355-4449
EXPRESS SCRIPTS COMMENTS ON REVISED CVS OFFER
Urges Stockholders to Vote GOLD Proxy Card AGAINST Proposed CVS Transaction Now
Express Scripts Extends Tender Offer to March 16, 2007
St. Louis, February 13, 2007 — Express Scripts, Inc. (Nasdaq: ESRX) today commented on CVS Corporation’s (NYSE: CVS) revised offer to acquire Caremark Rx, Inc., (NYSE: CMX).
The Company stated: “Today’s announcement can’t paper over a flawed process, weaker currency, and unproven strategic rationale. Caremark stockholders are still being offered a low growth CVS currency and ownership in a CVS/Caremark combination that is predicated on a model that history shows will destroy value. By contrast, Express Scripts is offering Caremark stockholders greater certainty of value through a significant cash payment — approximately 50% of the total consideration — in a combination based on a model that has historically added value.”
Four of the nation’s leading independent proxy advisory firms, Institutional Shareholder Services (ISS), CtW Investment Group, Glass Lewis & Co. and Egan-Jones, have recommended Caremark stockholders vote AGAINST the proposed acquisition by CVS at the upcoming special meeting of stockholders.
In its M&A Insight Analysis, ISS stated:
“Based on the risky strategic rationale, the nil-premium offer price, the initial poor market reaction...we cannot fathom why the CMX board did not...commence non-binding negotiations with ESRX after it had submitted its unsolicited offer.”*
The Company further commented, “Caremark stockholders should be disappointed that instead of leveling the playing field and sitting down to discuss our superior proposal to acquire Caremark, the Caremark Board continues to ignore its responsibilities to meet with us. Caremark stockholders should vote against the CVS/Caremark transaction and send a message to the Board that it is time to level the playing field. It is time for the Board to allow a full and fair process to determine what is in the best interests of Caremark stockholders.”

The advantages of an Express Scripts/Caremark combination remain compelling. Historically, vertical integrations involving a PBM have resulted in value destruction on average of 36%. By contrast, horizontal PBM transactions, like the proposed Express Scripts/Caremark combination, result in value creation on average of 89%. Express Scripts believes that Caremark stockholders will see greater benefits through a combination with Express Scripts, under a strategy that has proven to be successful, time and time again. Express Scripts remains committed to pursuing a combination with Caremark to create superior value for stockholders, plan sponsors and patients.
Express Scripts urges Caremark stockholders vote AGAINST the CVS transaction by signing, dating and mailing in the GOLD proxy card today.
Caremark stockholders are reminded that their vote is important. Stockholders may be able to vote their shares by telephone or by the Internet, and are advised that if they have any questions or need any assistance in voting their shares, they should contact Express Scripts’ proxy advisor, MacKenzie Partners, Inc. Toll-Free at 800-322-2885.
Skadden, Arps, Slate, Meagher & Flom LLP and Arnold & Porter LLP are acting as legal counsel to Express Scripts, and Citigroup Corporate and Investment Banking and Credit Suisse are acting as financial advisors. MacKenzie Partners, Inc. is acting as proxy advisor to Express Scripts.
Express Scripts also announced that it has extended the expiration date of its exchange offer for all of the outstanding shares of Caremark. The offer, which was scheduled to expire at midnight, Eastern Time, on Tuesday, February 13, 2007, has been extended until midnight, Eastern Time, Friday, March 16, 2007, unless extended. As of the close of business on February 12, 2007, a total of 4,331,533 shares of Caremark common stock had been tendered into the exchange offer. The Exchange Offer is subject to a number of conditions as described in the prospectus/offer to exchange.
Caremark stockholders may obtain copies of the proxy materials including the GOLD proxy card and all of the offering documents, including the prospectus/offer to exchange (and the related letter of transmittal), free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.
* Permission to use quotation was neither sought nor obtained.
Safe Harbor Statement
This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements include but are not limited to:
•	uncertainties associated with our acquisitions, which include integration risks and costs, uncertainties associated with client retention and repricing of client contracts, and uncertainties associated with the operations of acquired businesses

•	costs and uncertainties of adverse results in litigation, including a number of pending class action cases that challenge certain of our business practices

•	investigations of certain PBM practices and pharmaceutical pricing, marketing and distribution practices currently being conducted by the U.S. Attorney offices in Philadelphia and Boston, and by other regulatory agencies including the Department of Labor, and various state attorneys general

•	changes in average wholesale prices (“AWP”), which could reduce prices and margins, including the impact of a proposed settlement in a class action case involving First DataBank, an AWP reporting service

•	uncertainties regarding the implementation of the Medicare Part D prescription drug benefit, including the financial impact to us to the extent that we participate in the program on a risk-bearing basis, uncertainties of client or member losses to other providers under Medicare Part D, and increased regulatory risk

•	uncertainties associated with U.S. Centers for Medicare & Medicaid’s (“CMS”) implementation of the Medicare Part B Competitive Acquisition Program (“CAP”), including the potential loss of clients/revenues to providers choosing to participate in the CAP

•	our ability to maintain growth rates, or to control operating or capital costs

•	continued pressure on margins resulting from client demands for lower prices, enhanced service offerings and/or higher service levels, and the possible termination of, or unfavorable modification to, contracts with key clients or providers

•	competition in the PBM and specialty pharmacy industries, and our ability to consummate contract negotiations with prospective clients, as well as competition from new competitors offering services that may in whole or in part replace services that we now provide to our customers

•	results in regulatory matters, the adoption of new legislation or regulations (including increased costs associated with compliance with new laws and regulations), more aggressive enforcement of existing legislation or regulations, or a change in the interpretation of existing legislation or regulations

•	increased compliance relating to our contracts with the DoD TRICARE Management Activity and various state governments and agencies

•	the possible loss, or adverse modification of the terms, of relationships with pharmaceutical manufacturers, or changes in pricing, discount or other practices of pharmaceutical manufacturers or interruption of the supply of any pharmaceutical products

•	the possible loss, or adverse modification of the terms, of contracts with pharmacies in our retail pharmacy network

•	the use and protection of the intellectual property we use in our business

•	our leverage and debt service obligations, including the effect of certain covenants in our borrowing agreements

•	our ability to continue to develop new products, services and delivery channels

•	general developments in the health care industry, including the impact of increases in health care costs, changes in drug utilization and cost patterns and introductions of new drugs

•	increase in credit risk relative to our clients due to adverse economic trends

•	our ability to attract and retain qualified personnel

•	other risks described from time to time in our filings with the SEC
Risks and uncertainties relating to the proposed transaction that may impact forward-looking statements include but are not limited to:
•	Express Scripts and Caremark may not enter into any definitive agreement with respect to the proposed transaction

•	required regulatory approvals may not be obtained in a timely manner, if at all

•	the proposed transaction may not be consummated

•	the anticipated benefits of the proposed transaction may not be realized

•	the integration of Caremark’s operations with Express Scripts may be materially delayed or may be more costly or difficult than expected

•	the proposed transaction would materially increase leverage and debt service obligations, including the effect of certain covenants in any new borrowing agreements.
We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Important Information
Express Scripts has filed a proxy statement in connection with Caremark’s special meeting of stockholders at which the Caremark stockholders will consider the CVS Merger Agreement and matters in connection therewith. Express Scripts stockholders are strongly advised to read that proxy statement and the accompanying form of GOLD proxy card, as they contain important information. Express Scripts also intends to file a proxy statement in connection with Caremark’s annual meeting of stockholders at which the Caremark stockholders will vote on the election of directors to the board of directors of Caremark. Express Scripts stockholders are strongly advised to read this proxy statement and the accompanying proxy card when they become available, as each will contain important information. Stockholders may obtain each proxy statement, proxy card and any amendments or supplements thereto which are or will be filed with the Securities and Exchange Commission (“SEC”) free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.
In addition, this material is not a substitute for the prospectus/offer to exchange and registration statement that Express Scripts has filed with the SEC regarding its exchange offer for all of the outstanding shares of common stock of Caremark. Investors and security holders are urged to read these documents, all other applicable documents, and any amendments or supplements thereto when they become available, because each contains or will contain important information. Such documents are or will be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.
Express Scripts and its directors, executive officers and other employees may be deemed to be participants in any solicitation of Express Scripts or Caremark shareholders in connection with the proposed transaction. Information about Express Scripts’ directors and executive officers is available in Express Scripts’ proxy statement, dated April 18, 2006, filed in connection with its 2006 annual meeting of stockholders. Additional information about the interests of potential participants is included in the proxy statement filed in connection with Caremark’s special meeting to approve the proposed merger with CVS and will be included in any proxy statement regarding the proposed transaction. We have also filed additional information regarding our solicitation of stockholders with respect to Caremark’s annual meeting on a Schedule 14A pursuant to Rule 14a-12 on January 9, 2007.
About Express Scripts
Express Scripts, Inc. is one of the largest PBM companies in North America, providing PBM services to over 50 million members. Express Scripts serves thousands of client groups, including managed-care organizations, insurance carriers, employers, third-party administrators, public sector, and union-sponsored benefit plans.
Express Scripts provides integrated PBM services, including network-pharmacy claims processing, home delivery services, benefit-design consultation, drug-utilization review, formulary management, disease management, and medical- and drug-data analysis services. The Company also distributes a full range of injectable and infusion biopharmaceutical products directly to patients or their physicians, and provides extensive cost-management and patient-care services.
Express Scripts is headquartered in St. Louis, Missouri. More information can be found at www.express-scripts.com, which includes expanded investor information and resources.
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